UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2025

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor
Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 10, 2025 (the “Closing Date”), Karyopharm Therapeutics Inc. (the “Company”) closed a series of transactions with its term loan lenders, holders of its then-outstanding convertible notes and other investors, which were previously announced by the Company on October 8, 2025 (collectively, the “Financing Transactions”).

On the Closing Date, the Company entered into (i) an indenture with respect to the Company’s 9.00% convertible senior notes due 2028, dated October 10, 2025, between the Company, the guarantors party thereto and Wilmington Savings Fund Society, FSB (“WSFS”), as trustee and collateral agent, (ii) an indenture with respect to the Company’s 9.00% convertible senior notes due 2029, dated October 10, 2025, between the Company, the guarantors party thereto and WSFS, as trustee and collateral agent and (iii) registration rights agreements, dated October 10, 2025, with each of the term loan lenders, in each case on the terms described in the Current Report on Form 8-K filed by the Company on October 8, 2025.

The representations, warranties and covenants contained in the various agreements and other documents included as exhibits herewith were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, these agreements and documents are only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and such agreements and documents should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Closing Date and as disclosed in the Current Report on Form 8-K filed by the Company on October 8, 2025, the Company borrowed $12.5 million under its credit and guaranty agreement, as amended, by the First Amendment and Waiver to Credit and Guaranty Agreement dated as of October 7, 2025.

On the Closing Date and as disclosed in the Current Report on Form 8-K filed by the Company on October 8, 2025, the Company issued $15.0 million aggregate principal amount of 9.00% senior secured convertible notes due 2028 and $103.5 million aggregate principal amount of 9.00% senior secured convertible notes due 2029.

Item 8.01	Other Events.

As of October 14, 2025, the Company has 15,926,939 shares of common stock outstanding (assuming no exercise of any outstanding pre-funded warrants or warrants or conversions of any outstanding convertible notes issued in the Financing Transactions).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture (including form of Note) with respect to the Company’s 9.00% Convertible Senior Notes due 2028, dated October 10, 2025, between the Company, the guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee and collateral agent

4.2	Indenture (including form of Note) with respect to the Company’s 9.00% Convertible Senior Notes due 2029, dated October 10, 2025, between the Company, the guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee and collateral agent

4.3	Form of Warrant to Purchase Common Stock

4.4	Form of Warrant to Purchase Common Stock

4.5	Form of Warrant to Purchase Common Stock

4.6	Form of Pre-Funded Warrant to Purchase Common Stock

10.1	First Amendment and Waiver to Credit and Guaranty Agreement, dated October 7, 2025, by and among the Company, as borrower, the lenders party thereto and Wilmington Savings Fund Society, FSB, as administrative agent for the lenders party thereto and collateral agent

10.2	Note Purchase Agreement, dated October 7, 2025, by and among the Company and the other parties thereto

10.3	Form of Exchange Agreement, dated October 7, 2025, by and among the Company and the other parties thereto

10.4	Form of Exchange Agreement, dated October 7, 2025, by and among the Company and the other parties thereto.

10.5	Form of Exchange Agreement, dated October 7, 2025, by and among the Company and the other parties thereto

10.6	Sixth Amendment to the Revenue Interest Financing Agreement, dated October 7, 2025, by and among the Company and the investors party thereto, HealthCare Royalty Management, LLC as the investor representative, and HCR Karyopharm SPV, LLC, as the collateral agent

10.7	Securities Purchase Agreement, dated October 7, 2025, by and among the Company and the other parties thereto

10.8	Form of Registration Rights Agreement, dated October 10, 2025, by and among the Company and the other parties thereto

10.9	Registration Rights Agreement, dated October 7, 2025, by and among the Company and the other parties thereto

104	Cover Page Interactive Data File (embedded within the iXBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: October 14, 2025	By:	/s/ Michael Mano
Michael Mano
Senior Vice President, General Counsel and Secretary